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                                                Execution Version

                             The TJX Companies, Inc.

             $3.125 Series C Cumulative Convertible Preferred Stock

                                Standby Agreement

                                                              New York, New York
                                                              August 13, 1996


Salomon Brothers Inc
   As Representative of the several Purchasers
c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

Ladies and Gentlemen:

     The TJX Companies, Inc., a Delaware corporation (the "COMPANY"), intends to call for redemption on September 12, 1996 (the "REDEMPTION DATE"), all of its outstanding $3.125 Series C Cumulative Convertible Preferred Stock (the "REDEEMABLE SECURITIES") at $51.875 per share, plus accrued dividends from July 1, 1996 to the Redemption Date of $0.616, for a total redemption price of $52.491 (the "REDEMPTION PRICE") per share of Redeemable Securities. The Redeemable Securities are convertible into shares of the Common Stock, $1.00 par value, of the Company ("COMMON STOCK") at any time prior to 5:00 P.M., New York City time, on September 11, 1996 (the "CONVERSION DATE").

     In order to ensure that the Company will have available sufficient funds to redeem any Redeemable Securities not converted prior to the Conversion Date, the Company desires to make arrangements pursuant to which the purchasers named in
Schedule I hereto (the "PURCHASERS"), for whom you (the "REPRESENTATIVE") are acting as Representative, will, following the Conversion Date, purchase shares of Common Stock that would have been issuable upon the conversion of the Redeemable Securities that have not been surrendered for conversion prior to 5:00 P.M., New York City time, on the Conversion Date.

          1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to, and agrees with, each Purchaser as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (g) hereof.

          (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "ACT") and has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement (file number 333-5501) on such Form, including a basic prospectus dated July 1, 1996 relating to the Common Stock, Preferred Stock, Debt Securities of The TJX Companies, Inc., for the registration under the Act of the issuance by the Company of the shares of Common


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     Stock issuable upon conversion by the Purchasers of Redeemable Securities and the sale by the Purchasers of any shares of Common Stock that may be acquired by them hereunder. The Company may have filed one or more amendments thereto, and may have used a Preliminary Final Prospectus, each of which has previously been furnished to you. Such registration statement, as so amended, has become effective. The offering of the Securities is a Delayed Offering and, although the Basic Prospectus may not include all the information with respect to the Securities and the offering thereof required by the Act and the rules thereunder to be included in the Final Prospectus, the Basic Prospectus includes all such information required by the Act and the rules thereunder to be included therein as of the Effective Date. The Company will next file with the Commission pursuant to Rules 415 and 424(b)(2) or (5) a final supplement to the form of prospectus included in such registration statement relating to the Securities and the offering thereof. As filed, such final prospectus supplement shall contain all required information with respect to the Securities and the offering thereof and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond those contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

          (b) On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and, on the Conversion Date, on the Redemption Date and on the Closing Date (as hereinafter defined), the Final Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Securities Exchange Act of 1934 (the "EXCHANGE ACT") and the respective rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b), on the Conversion Date, on the Redemption Date and on the Closing Date, the Final Prospectus (together with any supplements thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Purchaser through the Representative specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

          (c) The Redeemable Securities are convertible into Common Stock at a rate of 1.9277 shares of Common Stock per share of Redeemable Securities. At the Execution Time, there were outstanding 1,650,000 shares of Redeemable Securities; the



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     redemption of all the outstanding Redeemable Securities has been duly authorized by the Company; by the close of business on the date of execution hereof, all the Redeemable Securities will have been duly called for redemption in accordance with the Certificate of Designations, Preferences and Rights of $3.125 Series C Cumulative Convertible Preferred Stock of the Company (the "CERTIFICATE OF DESIGNATIONS"); and the right to convert the Redeemable Securities into shares of Common Stock will, as a result of such call, expire at 5:00 P.M., New York City time, on the Conversion Date. A copy of the form of notice of redemption and the related letter of transmittal (collectively, the "NOTICE OF REDEMPTION") has been heretofore delivered to you by the Company. The Redeemable Securities have been duly authorized and validly issued and are fully paid and nonassessable.

          (d) The Company has neither taken nor will take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the conversion of the Redeemable Securities.

          (e) The Company has neither paid nor given, nor will pay or give, directly or indirectly, any commission or other remuneration for soliciting the conversion of Redeemable Securities into Common Stock and cash.

          (f) None of the execution and delivery by the Company of this Agreement, the issue and sale of the Securities (as hereinafter defined), the consummation of any other of the transactions herein contemplated or the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under, any law or the charter (including the Certificate of Designations) or bylaws of the Company or the terms of any material indenture or other material agreement or instrument to which the Company or any of its subsidiaries is a party or is bound that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries.

          (g) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "EFFECTIVE DATE" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective and each date after the date hereof on which a document incorporated by reference in the Registration Statement is filed. "EXECUTION TIME" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "BASIC PROSPECTUS" shall mean the prospectus referred to in paragraph (a) above contained in the Registration Statement at the Effective Date including, in the case of a Non-Delayed Offering, any Preliminary Final Prospectus. "PRELIMINARY FINAL PROSPECTUS" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus. "FINAL PROSPECTUS" shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the



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     Execution Time, together with the Basic Prospectus or, if, in the case of a
     Non-Delayed Offering, no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities, including the Basic Prospectus, included in the Registration Statement at the Effective Date. "REGISTRATION STATEMENT" shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. "RULE 415", "RULE 424", "RULE 430A" and "REGULATION S-K" refer to such rules or regulation under the Act. "RULE 430A INFORMATION" means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "AMEND", "AMENDMENT" or "SUPPLEMENT" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. A "NON-DELAYED OFFERING" shall mean an offering of securities which is intended to commence promptly after the effective date of a registration statement, with the result that, pursuant to Rules 415 and 430A, all information (other than Rule 430A Information) with respect to the securities so offered must be included in such registration statement at the effective date thereof. A "DELAYED OFFERING" shall mean an offering of securities pursuant to Rule 415 which does not commence promptly after the effective date of a registration statement, with the result that only information required pursuant to Rule 415 need be included in such registration statement at the effective date thereof with respect to the securities so offered.

          (h) No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (i) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the state of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Final Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so



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     qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

          (j) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Final Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on condition, financial or otherwise, or on the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

          (k) The Company's authorized equity capitalization is as set forth in the Final Prospectus; the capital stock of the Company (including the Redeemable Securities) conforms in all material respects to the description thereof contained in the Final Prospectus; the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable; the outstanding Redeemable Securities have been duly authorized and validly issued and are fully paid and nonassessable; the Purchased Securities have been duly authorized and, when issued and delivered to and paid for by the Purchasers pursuant to this Agreement, will be fully paid and nonassessable and free and clear of all liens and restrictions on transfer created by the Company; the shares of Common Stock issuable upon conversion of the Redeemable Securities have been duly authorized and, when issued and delivered upon conversion of the Redeemable Securities in accordance with the Certificate of Designations, will be fully paid and nonassessable and free and clear of all liens and restrictions on transfer created by the Company; the Purchased Securities have been, or prior to the Closing will be, and the shares of Common Stock issuable upon conversion of the Redeemable Securities have been, duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange; the certificates for the Securities are in valid and sufficient form; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Purchased Securities or the shares of Common Stock issuable upon conversion of the Redeemable Securities;

          (l) This Agreement has been duly authorized, executed and delivered by the Company.

          (m) Neither the Company nor any of its subsidiaries is in violation of its charter or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries is subject, other than any such violation or default that would not have a material adverse effect on the condition, financial or otherwise,


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     or on the earnings, business or operations of the Company and its subsidiaries, taken as whole.

          (n) No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

          (o) There has not occurred any material adverse change, or any development that would reasonably be expected to cause a material adverse change, in the condition, financial or otherwise, or in the earnings, business or properties of the Company and its subsidiaries, taken as a whole, from that set forth in the Final Prospectus, and there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are required to be disclosed in the Final Prospectus, other than those set forth in the Final Prospectus.

          (p) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Final Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Final Prospectus (or required to be filed under the Exchange Act if upon such filing they would be incorporated by reference therein) or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (q) Each of the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Final Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its subsidiaries, taken as a whole. Except as set forth in the Final Prospectus or as previously disclosed to you in writing, the Company has not been notified in writing that any federal or state authorities intend to modify, suspend or revoke any such consents, authorizations, approvals, orders, certificates or permits or that such authorities or any other governmental agencies are conducting any material investigation of the Company or any subsidiary or related parties other than in the ordinary course of administrative review. The Company and its subsidiaries own, or are licensed or otherwise have sufficient right to use, all material trademarks and trade names in or necessary for the conduct of their business as described in the Final Prospectus. No material claims have been asserted against the Company or any of its subsidiaries by any person to the use of any trademarks and trade names or challenging or questioning the validity or


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     effectiveness of any such trademark or trade name. The use, in connection with the business and operations of the Company and its subsidiaries, of their trademarks and trade names does not infringe on the rights of any persons, other than infringements which, singly or in the aggregate, would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

          (r) There are no contracts or documents of the Company or any of its subsidiaries that are required to be filed as exhibits to the Registration Statement or to any documents incorporated by reference therein by the Act or the Exchange Act or by the rules and regulations of the Commission thereunder that have not been so filed.

          (s) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for such certificates, authorizations and permits the failure to possess which would not result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, except as described in or contemplated by the Final Prospectus.

          (t) The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

          (u) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

          (v) Each of the Company and its subsidiaries has title in fee simple to all real property and good and marketable title to all personal property owned by them that is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, charges, encumbrances or restrictions except such as (i) are described in



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     the Final Prospectus, (ii) do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (iii) were incurred in the ordinary course of business and are not, singly or in the aggregate, material to the condition, financial or otherwise, or to the earnings, business or operations of the Company and its subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases (except as the enforceability thereof may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and the effect of general principles of equity) with such exceptions as are not material, singly or in the aggregate, and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in or contemplated by the Final Prospectus.

          (w) The accountants who have certified or shall certify the financial statements filed or to be filed with the Commission as part of the Registration Statement and the Final Prospectus are independent accountants as required by the Act. The consolidated financial statements of the Company and its subsidiaries (together with the related notes thereto) included in the Registration Statement present fairly the financial position and results of operations of the Company and its subsidiaries at the respective dates and for the respective periods to which they apply, subject to normal year-end adjustments. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as otherwise stated therein. The pro forma financial information of the Company and its subsidiaries included in the Registration Statement has been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, has been properly compiled on the bases described therein and, in the opinion of the Company and its subsidiaries, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein in accordance with the Commission's rules and guidelines.

          (x) There are no holders of securities (debt or equity) of the Company or any of its subsidiaries, or holders of rights, options or warrants to obtain securities of the Company or any of its subsidiaries, who have the right to have securities held by them registered by the Company under the Act, other than the registration rights of holders of Series D Cumulative Convertible Preferred Stock.

          (y) The net sales of the Company and each of T.J. Maxx of Texas, Inc., T.J. Maxx of PA, Inc., T.J. Maxx of Illinois, Inc., NBC First Realty Corp., NBC Second Realty Corp., NBC Fourth Realty Corp., Chadwick's, Inc. (formerly known as Chadwick's of Boston, Inc.), NBC Sixth Realty Corp., Winners Apparel, Ltd., T.K. Maxx, Marshalls of Roseville, Minn., Inc., Marshalls, Inc., Marshalls of Nevada Inc., New York Department Stores de Puerto Rico, Inc. and Marshalls of Richfield, MN., Inc. (collectively, the "SIGNIFICANT SUBSIDIARIES") and each of the subsidiaries of



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     Marshalls of Richfield, MN., Inc., none of which subsidiaries owns more than three Marshalls locations (other than Marshalls, Inc., which owns a number of Marshalls locations, and Marshalls Enterprises, Inc., which owns four Marshalls locations), determined in accordance with generally accepted accounting principles, accounted for not less than 90% of the net sales of the Company and its subsidiaries, taken as a whole, for the fiscal year ended January 27, 1996 and the 26 weeks ended July 27, 1996. The total assets of the Significant Subsidiaries, determined in accordance with generally accepted accounting principles, account for not less than 90% of the total assets of the Company and its subsidiaries, taken as a whole, as of the date hereof.

          2. PURCHASE AND CONVERSION OF REDEEMABLE SECURITIES. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth:

          (a) Each Purchaser, severally and not jointly, agrees to surrender for conversion into Common Stock prior to 5:00 P.M., New York City time, on the Conversion Date all Redeemable Securities purchased by such Purchaser pursuant to Section 4 hereof or otherwise acquired by such Purchaser. The shares of Common Stock issued to the Purchasers upon the conversion of Redeemable Securities are referred to as the "CONVERSION SECURITIES".

          (b) If any Redeemable Securities have not been surrendered for conversion prior to 5:00 P.M., New York City time, on the Conversion Date, at the option of the Company, exercisable by giving notice in writing to the Representative not later than 11:30 P.M., New York City time, on the Conversion Date, the Company shall sell to each Purchaser, and each Purchaser, severally and not jointly, shall purchase from the Company, at a purchase price of $27.230 per share, such number of shares of Common Stock as shall be specified in such notice (but not in excess of such number of shares of Common Stock as would have been issuable upon the conversion of all Redeemable Securities not surrendered for conversion) multiplied by the percentage set forth opposite such Purchaser's name in Schedule I hereto (rounded to the nearest whole number of shares). The shares of Common Stock to be purchased pursuant to this Section 2(b) are referred to as the "PURCHASED SECURITIES" and, together with the Conversion Securities, the "SECURITIES".

          (c) It is understood that the Purchasers intend to resell the Securities from time to time at prices prevailing in the open market. On or prior to the fifteenth day after the Redemption Date, each Purchaser shall remit to the Company 50% of the excess, if any, of (i) the aggregate proceeds received by such Purchaser from the sale of Purchased Securities (net of selling concessions, transfer taxes and other expenses of sale) over (ii) an amount equal to $27.230 multiplied by the number of Purchased Securities sold by such Purchaser. Upon completion of the sale of the Purchased Securities, each Purchaser shall furnish to the Company a statement setting forth the aggregate proceeds received on the sale thereof and the applicable selling concessions, transfer taxes and other expenses of sale. For purposes of the foregoing determination, any Purchased Securities not sold by or for the account of the Purchaser prior to the close of business on the tenth day after the Redemption Date shall be deemed to have



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     been sold on such tenth day for an amount equal to the last reported sale price of the Common Stock on such day. Nothing contained herein shall limit the right of the Purchasers, in their discretion, to determine the price or prices at which, or the time or times when, any Securities shall be sold, whether or not prior to the Redemption Date and whether or not for long or short account.

          (d) Delivery of and payment for the Purchased Securities shall be made at 12:00 P.M., New York City time, on September 12, 1996, which date and time may be postponed by agreement between the Representative and the Company (such date and time of delivery and payment for the Purchased Securities being herein called the "CLOSING DATE"). Delivery of the Purchased Securities shall be made to the Representative for the respective accounts of the several Purchasers against payment by the several Purchasers through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer to an account designated in writing by the Company, payable in same-day funds. Delivery of the Purchased Securities shall be made at such location as the Representative shall reasonably designate at least one business day in advance of the Closing Date. Certificates for the Purchased Securities shall be registered in such names and in such denominations as the Representative may request not less than two full business days in advance of the Closing Date.

          The Company agrees to have the Purchased Securities available for inspection, checking and packaging by the Representative in New York, New York, not later than 1:00 P.M. on the business day prior to the Closing Date.

          3. COMPENSATION. As compensation for the commitment of the Purchasers hereunder, the Company will pay to the Representative for the respective accounts of the several Purchasers an amount equal to the sum of (i) $433,053 plus (ii) if the aggregate number of the Securities exceeds 318,072 shares, an additional $1.089 per share for the aggregate number of the Securities.

          Such compensation shall be paid to the Representative for the respective accounts of the several Purchasers by wire transfer to an account designated in writing by the Representative, payable in same-day funds on (A) if the Purchasers are required to purchase any Purchased Securities, the Closing Date, or (B) otherwise, as soon as practicable after the Conversion Date (but in no event later than two business days thereafter).

          4. ADDITIONAL PURCHASES. The Purchasers may purchase Redeemable Securities, in the open market or otherwise, in such amounts and at such prices as the Purchaser may deem advisable. All Redeemable Securities so purchased will be converted by the Purchasers into Common Stock in accordance with Section 2(a) hereof. The Common Stock acquired by the Purchasers upon conversion of any Redeemable Securities acquired pursuant to this Section 4 may be sold at any time or from time to time by the Purchasers. It is understood that, for the purpose of stabilizing the price of the Common Stock or otherwise, the Purchasers may make purchases and sales of Common Stock, in the open market or otherwise, for long or short account, on such terms as they may deem advisable and they may overallot in arranging sales.

          5. AGREEMENTS. The Company agrees with the several Purchasers that:

          (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereto, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (i) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective,
     (ii) when the Final Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (iii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission for any amendment of the Registration Statement or supplement to the Final Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (ii) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

          (c) As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (d) The Company will furnish to the Representative and counsel for the Purchasers, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Purchaser a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by a Purchaser or dealer may be required by the Act, as many copies of each Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Representative may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the transactions contemplated hereby. The Company will pay all reasonable fees and disbursements of counsel to the Purchasers in connection with the transactions contemplated hereby (including all fees and disbursements in connection with compliance with state securities laws). The Company will pay all transfer taxes as may be imposed on the Purchasers in connection with their purchase of Redeemable Securities pursuant hereto.

          (e) The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may designate, and will maintain such qualifications in effect so long as required for the distribution of the Securities (or for a period of 120 days after the Redemption Date, if shorter); PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

          (f) The Company will mail or cause to be mailed on the date of execution hereof the Notice of Redemption by first class mail to the registered holders of the Redeemable Securities as of the close of business on the business day prior to the date of execution hereof, which mailing will conform to the requirements of the Certificate of Designations. The Company will not withdraw or revoke the Notice of Redemption or attempt to do so.

          (g) The Company will use its best efforts to advise the Representative daily of the amount of Redeemable Securities surrendered in the previous day for redemption or for conversion.

          (h) The Company will not take any action the effect of which would be to require an adjustment in the conversion price of the Redeemable Securities.

          (i) The Company will not, prior to the Redemption Date (and, if the aggregate number of the Securities exceeds 318,072 shares, for an additional period of 90 days following the Redemption Date), without the prior written consent of the Representative, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce or file for the registration of the offering of, any shares of Common Stock (other than the Purchased Securities and the shares of Common Stock issuable upon conversion of the Redeemable Securities) or any securities convertible into, or exchangeable for, shares of Common Stock; PROVIDED, HOWEVER, that the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

          (j) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, AN ACT RELATING TO DISCLOSURE OF DOING BUSINESS WITH CUBA, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Securities and Exchange Commission or with the Florida Department of Banking and Finance (the "DEPARTMENT"), whichever date is later, or if the information reported in the Final Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

          6. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS. The obligations of the Purchasers hereunder to convert Redeemable Securities and to purchase any Purchased Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, each Effective Date occurring after the Execution Time, the Conversion Date, the Redemption Date and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) If filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) On the date of this Agreement and on the Closing Date, the Company shall have furnished to the Representative the opinion of Ropes & Gray, counsel for the Company, dated the date of this Agreement and the Closing Date, respectively, to the effect that:

               (i) the Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Final Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its subsidiaries taken as a whole;

               (ii) each of the Significant Subsidiaries is a subsidiary of the Company, has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Final Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its subsidiaries taken as a whole;

               (iii) the Company's authorized equity capitalization is as set forth in the Final Prospectus; the capital stock of the Company (including the Redeemable Securities) conforms as to matters of law in all material respects to the description thereof contained in the Final Prospectus; the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable; the outstanding Redeemable Securities have been duly authorized and validly issued and are fully paid and nonassessable; assuming the mailing of the Notice of Redemption in accordance with
          Section 1(c) hereof, all the Redeemable Securities will have been duly called for redemption by the close of business on the date of execution hereof and the right to convert the Redeemable Securities into shares of Common Stock will expire at 5:00 P.M., New York City time, on September 11, 1996; the Purchased Securities have been duly authorized and, when issued and delivered to and paid for by the Purchasers pursuant to this Agreement, will be fully paid and nonassessable; the shares of Common Stock issuable upon conversion of the Redeemable Securities have been duly authorized and, when issued and delivered upon conversion of any Redeemable Securities pursuant to this Agreement, will be fully paid and nonassessable; the shares of Common Stock issuable upon conversion of the Redeemable Securities (and, for the opinion to be delivered on the Closing Date only, the Purchased Securities) have been duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange; the certificates for the Securities are in valid and sufficient form; and to such counsel's knowledge, the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities or the shares of Common Stock issuable upon conversion of the Redeemable Securities;

               (iv) this Agreement has been duly authorized, executed and delivered by the Company;

               (v) none of the execution and delivery by the Company of this Agreement, the call of the Redeemable Securities for redemption, the conversion or redemption thereof, the issue and sale of the Securities or the consummation of any other of the transactions herein contemplated or the fulfillment of the terms hereof will violate any provision of applicable law or conflict with or result in a default under or pursuant to the certificate of incorporation (including the Certificate of Designations) or by-laws of the Company or, to such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is an exhibit to the Registration Statement or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries;

               (vi) no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under the Agreement, except such as may be required by securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities by the Purchasers;

               (vii) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement, other than the registration rights of holders of Series D Cumulative Convertible Preferred Stock;

               (viii) the statements (1) in the Notice of Redemption under the caption "Federal Income Tax Considerations," (2) in the Registration Statement under Item 15 and (3) in "Item 3-Legal Proceedings" of the Company's most recent annual report on Form 10-K incorporated by reference in the Final Prospectus, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

               (ix) after due inquiry, such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that is required to be described in the Registration Statement or the Final Prospectus (or required to be filed under the Exchange Act if upon such filing they would be incorporated by reference therein) and that is not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Final Prospectus (or required to be filed under the Exchange Act if upon such filing they would be incorporated by reference therein) or to be filed as exhibits to the Registration Statement that are not described or filed as required;

               (x) the Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended;

               (xi) such counsel has participated in discussions with various representatives of the Company and Coopers & Lybrand L.L.P, the Company's independent public accountants, in certain of which your representatives and counsel also participated, at which the business and affairs of the Company and the contents of the Registration Statement, the Final Prospectus and any amendment thereof or supplement thereto were discussed Such counsel also has made inquires of representatives of the Company and its accountants as to whether there have been any material changes in the affairs of the Company since the Registration Statement became effective. There is no assurance that all material facts as to the Company and its affairs were disclosed to such counsel or that their familiarity with the Company is such that they have necessarily recognized the materiality of such facts as were disclosed to them, and they have to a large extent relied upon statements of representatives of the Company as to materiality of the facts disclosed to them. Except with respect to the description referred to in subparagraphs (iii) and (viii) above, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Final Prospectus;

               Based upon such counsel's participation in the foregoing discussions, the foregoing inquiries and their examination of the documents referred to above and such other documents as came to their attention as a result of such discussions and inquires, such counsel is of the opinion that (1) each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Final Prospectus (except for financial statements and schedules included therein as to which such counsel need not express any opinion), complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and
          (2) the Registration Statement and Final Prospectus (except for financial statements and schedules as to which such counsel need not express an opinion), comply as to form in all material respects with the Act and the applicable rules and regulations of the Commission thereunder. Further, such counsel has no reason to believe that (3) (except for financial statements and schedules as to which such counsel need not express any belief) the Registration Statement when it became effective contained, and as of the date such opinion is delivered, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (4) (except for financial statements and schedules as to which such counsel need not express any belief) the Final Prospectus as of the date such opinion is delivered contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (xii) the Registration Statement has become effective under the Act; to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act, and no proceedings for such purpose are pending before or threatened by the Commission; and any required filing of the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus, and any supplement thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b).

          Ropes and Gray will not be required to deliver the opinions set forth in subparagraphs (ii) and (ix) and clause (3) of subparagraph (viii) of this paragraph (b) if Jay Meltzer, Esq., Senior Vice President, General Counsel and Secretary of the Company, delivers such opinions to you. If Mr. Meltzer elects to deliver the opinions set forth in the immediately preceding sentence, Mr. Meltzer's opinion shall also include the opinion contained in subparagraph (v) of this paragraph (b) with respect to any agreement or other instrument binding upon the Company or any of its subsidiaries that is not an exhibit to the Registration Statement.

          References to the Final Prospectus in this paragraph (b) include any supplements thereto on the Closing Date.

          (c) On the date of this Agreement and on the Closing Date, the Representative shall have received from each of Cleary, Gottlieb, Steen & Hamilton and Latham & Watkins, counsel for the Purchasers, such opinion or opinions, dated the date of this Agreement and the Closing Date, respectively, with respect to the issuance and sale of the Securities, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to each such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (d) On the date of this Agreement, on each Effective Date occurring after the Execution Time and on the Closing Date, the Company shall have furnished to the Representative a certificate of the Company, signed by an executive officer of the Company, dated the date of delivery, to the effect that the signer of such certificate has examined the Registration Statement, the Final Prospectus, any supplement to the Final Prospectus and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the date of such certificate as if made on the date of such certificate and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date of such certificate;

               (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

               (iii) since the date of the most recent financial statements included in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

          (e) At the Execution Time, on each Effective Date occurring after the Execution Time on which financial information is included or incorporated in the Registration Statement or the Final Prospectus and on the Closing Date, Coopers & Lybrand L.L.P. shall have furnished to the Representative a letter or letters, dated respectively as of the Execution Time, each such Effective Date and as of the Closing Date, in form and substance satisfactory to the Representative, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Final Prospectus.

          References to the Final Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

          (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or
     (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

          (g) The Securities shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (h) The Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and counsel for the Purchasers, this Agreement and all obligations of the Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

          The documents required to be delivered by this Section 6 shall be delivered at the office of Cleary, Gottlieb, Steen & Hamilton, counsel for the Purchasers, at One Liberty Plaza, New York, New York, on the due date for delivery thereof.

          7. REIMBURSEMENT OF PURCHASERS' EXPENSES. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Purchasers, the Company will reimburse the Purchasers severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

          8. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Purchaser, the directors, officers, employees and agents of each Purchaser and each person who controls any Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Purchaser through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Purchaser severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Purchaser, but only with reference to written information relating to such Purchaser furnished to the Company by or on behalf of such Purchaser through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Purchaser may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page and in the third paragraph under the heading "Standby Arrangements" in any Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Purchasers for inclusion in any Preliminary Final Prospectus or the Final Prospectus, and you, as the Representative, confirm that such statements are correct.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time the indemnifying party shall have failed to comply with its obligations under this Section 8 in all material respects and the indemnified party shall have notified the indemnifying party in writing of such failure, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 10 days after receipt by such indemnifying party of the aforesaid notice and (ii) such indemnifying party shall not have cured such failure in accordance with the requirements of this Section 8 prior to the date of such settlement.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Purchasers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "LOSSES") to which the Company and one or more of the Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Purchasers from the offering of the Securities; provided, however, that in no case shall any Purchaser (except as may be provided in the agreement among purchasers relating to the offering of the Securities) be responsible for any amount in excess of the fees payable by the Company to such Purchaser pursuant to Section 3 hereof. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Purchasers in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the sum of (i) the principal amount of Redeemable Securities converted by the Purchasers pursuant to Section 2(a) hereof and (ii) the net amount paid by the Purchasers to the Company at the Closing, and benefits received by the Purchasers shall be deemed to be equal to the total fees payable by the Company to the Purchasers pursuant to Section 3 hereof. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Purchasers. The Company and the Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls a Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of a Purchaser shall have the same rights to contribution as such Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          9. SOLICITING CONVERSIONS. The Purchasers may assist the Company in soliciting conversion of the Redeemable Securities by the holders thereof but shall not be entitled to compensation by the Company for any such assistance.

          10. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company at any time prior to the Closing Date, if prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange, trading in the Redeemable Securities shall have been suspended by the Commission or the New York Stock Exchange prior to the Conversion Date or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

          11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Purchaser or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive the conversion of any Redeemable Securities and the delivery of and payment for any Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

          12. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telegraphed and confirmed to them, care of Salomon Brothers Inc, at Seven World Trade Center, New York, New York, 10048, attention of the Legal Department; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 770 Cochituate Road, Framingham, Massachusetts 01701, attention of General Counsel.

          13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

          14. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

          15. COUNTERPARTS. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Purchasers.



                                  Very truly yours,

                                  The TJX Companies, Inc.



                                  By:___________________________________
                                     Name:
                                     Title:



The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Brothers Inc

By:______________________________
   Name:
   Title:

                                   SCHEDULE I


               PURCHASER                   Percentage of Shares
               ---------                     to be Purchased
                                             ---------------

Salomon Brothers Inc ............                  100%